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                                                                Exhibit 21

                         Subsidiaries of the Registrant

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Name                                              Jurisdiction of Incorporation
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
Duff & Phelps Credit Rating Co. of Europe........          Illinois

Duff & Phelps Credit Rating Co. of Asia..........          Illinois

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